Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1, including any amendments thereto, of our report dated March 16, 2010, relating to the consolidated financial statements of Alliance Bancorp, Inc. of Pennsylvania and subsidiaries, which is contained in that Prospectus.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.

Malvern, Pennsylvania
November 3, 2010